Exhibit 7(c)(i)

[CERTAIN PORTIONS OF THIS EXHIBIT CONTAIN CONFIDENTAIL INFORMATION. THE CONFIDENTIAL PORTIONS OF THIS EXHIBIT ARE IDENTIFIED AS [REDACTED] AND HAVE BEEN OMITTED.]

AMENDMENT #1 TO THE

FOURTH AMENDED AND RESTATED REINSURANCE AGREEMENT

BETWEEN

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

FORT WAYNE, INDIANA

referred to as the "Ceding Company"

AND

UNION HAMILTON REINSURANCE, LTD.

HAMILTON, BERMUDA

referred to as the "Reinsurer"

This Amendment #1 (the “Amendment”) to the Fourth Amended and Restated Reinsurance Agreement is by and between The Lincoln National Life Insurance Company, (the “Ceding Company”) and Union Hamilton Reinsurance, Ltd., (the “Reinsurer”).
Whereas, the Ceding Company and Reinsurer entered into a coinsurance agreement reinsuring certain variable annuity riders, effective November 1, 2013, which has been amended and restated three times, first by the First Amended and Restated Reinsurance Agreement, effective July 1, 2014, then by the Second Amendment and Restated Reinsurance Agreement, effective January 1, 2015, then by the Third Amended and Restated Reinsurance Agreement, effective February 8, 2016, and most recently by the Fourth Amended and Restated Reinsurance Agreement, effective January 1, 2018 (the “Reinsurance Agreement”).
Whereas, the parties desire to further amend the Reinsurance Agreement to update (i) the list of available investment options under the Riders and (ii) the managed risk strategy for the American Funds Insurance Series (AFIS) Managed Risk Growth-Income Fund.
NOW THEREFORE, in consideration of the mutual agreements, promises and covenants contained herein and other good and valuable consideration, the Ceding Company and the Reinsurer agree, the Reinsurance Agreement is amended as follows:
1.	Effective November 19, 2018, Exhibit III shall be deleted and replaced in its entirety with the attached Exhibit III.
2.	Effective November 19, 2018, Exhibit IV-A shall be deleted and replaced in its entirety with the attached Exhibit IV-A.
3.	Effective November 30, 2018, Exhibit IV-B shall be deleted and replaced in its entirety with the attached Exhibit IV-B.
4.	Effective November 19, 2018, Addendum 1 and 2 to Exhibits IV-A and IV-B shall be deleted and replaced in their entirety with the attached Addendum 1.
5.	The following items are hereby added to Schedule C, Ceding Company Data:
[REDACTED]
All terms, provisions and conditions of the Agreement will continue unchanged except as specifically revised in the Amendment.

Signature page follows.

Execution
This Amendment has been executed by duly authorized officers of both parties.

               THE LINCOLN NATIONAL LIFE INSURANCE COMPANY
ATTEST:                                                              ("Ceding Company")

By:            /s/ Craig DeAlmeida        By:              /s/ Kris Kattman
Title:            AVP                                                  Title:  VP
Date:              23 January 2019          Date:            23 January 2019
Location:   Greensboro, NC          Location: Greensboro, NC

ATTEST:                                                              UNION HAMILTON REINSURANCE, LTD.
                                            ("Reinsurer")
By:        /s/ illegible                                     By:        /s/ illegible
Title:     President                                        Title:     Chairman & CEO
Date:      January 23, 2019             Date:       January 23, 2019
Location:   Fort Mill, South Carolina        Location: Fort Mill, South Carolina

AND

ATTEST:                                                UNION HAMILTON REINSURANCE, LTD.
                                           ("Reinsurer")
By:          /s/ illegible                                       By:          /s/ Charles Scherer
Title:    AVP, Aon Insurance Managers (Bermuda) Ltd.        Title:  Director
Date:            23 January 2019             Date:            23 January 2019
Location:   Hamilton, Bermuda        Location:                    Hamilton, Bermuda

EXHIBIT III

UNDERLYING FUNDS PROSPECTUS NAMES – EFFECTIVE NOVEMBER 19, 2018

Fund Name
Prospectus Date – May 1, 2018
Delaware VIP® Diversified Income Series
Delaware VIP® Limited-Term Diversified Income Series
LVIP American Century Select Mid Cap Managed Volatility Fund
LVIP BlackRock Dividend Value Managed Volatility Fund
LVIP BlackRock Global Allocation V.I. Managed Risk Fund
LVIP BlackRock Global Growth ETF Allocation Managed Risk Fund
LVIP BlackRock U.S. Growth ETF Allocation Managed Risk Fund
LVIP BlackRock Inflation Protected Bond Fund
LVIP Blended Core Equity Managed Volatility Fund
LVIP Blended Large Cap Growth Managed Volatility Fund
LVIP Blended Mid Cap Managed Volatility Fund
LVIP ClearBridge Large Cap Managed Volatility Fund
LVIP Delaware Bond Fund
LVIP Delaware Diversified Floating Rate Fund
LVIP Dimensional International Equity Managed Volatility Fund
LVIP Dimensional U.S. Equity Managed Volatility Fund
LVIP Dimensional/Vanguard Total Bond Fund
LVIP Franklin Templeton Global Equity Managed Volatility Fund
LVIP Franklin Templeton Value Managed Volatility Fund
LVIP Global Conservative Allocation Managed Risk Fund
LVIP Global Growth Allocation Managed Risk Fund
LVIP Global Income Fund
LVIP Global Moderate Allocation Managed Risk Fund
LVIP Invesco Diversified Equity-Income Managed Volatility Fund
LVIP Invesco Select Equity Managed Volatility Fund
LVIP JPMorgan Select Mid Cap Value Managed Volatility Fund
LVIP MFS International Equity Managed Volatility Fund
LVIP Multi-Manager Global Equity Managed Volatility Fund
LVIP PIMCO Low Duration Bond Fund
LVIP Fidelity Institutional AMSM Select Core Equity Managed Volatility Fund

LVIP SSgA Bond Index Fund
LVIP SSgA Global Tactical Allocation Managed Volatility Fund
LVIP SSgA International Managed Volatility Fund
LVIP SSgA Large Cap Managed Volatility Fund
LVIP SSgA SMID Cap Managed Volatility Fund
LVIP SSGA Short-Term Bond Index Fund
LVIP U.S. Growth Allocation Managed Risk Fund
LVIP Western Asset Core Bond Fund
LVIP American Preservation Fund
American Funds Managed Risk Asset Allocation FundSM
American Funds Managed Risk Blue Chip Income and Growth FundSM
American Funds Managed Risk Global Allocation FundSM
American Funds Managed Risk Growth and Income PortfolioSM
American Funds Managed Risk Growth FundSM
American Funds Managed Risk Growth PortfolioSM
American Funds Managed Risk Growth-Income FundSM
American Funds Managed Risk International FundSM
LVIP American Global Balanced Allocation Managed Risk Fund i
LVIP American Global Growth Allocation Managed Risk Fundi
JPMorgan Insurance Trust Core Bond Fund
LVIP Global Aggressive Growth Allocation Managed Risk Fund
LVIP U.S. Aggressive Growth Allocation Managed Risk Fund

i Not available on American Legacy Shareholders Advantage A-Class and Fusion contracts issued 6/16/16 and later.

EXHIBIT IV-A

[REDACTED]

EXHIBIT IV-B

[REDACTED]

ADDENDUM 1 TO EXHIBITS IV-A AND IV-B

[REDACTED]